Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-8 No. 333-221680) pertaining to the SEACOR Marine Holdings Inc. 2017 Equity Incentive Plan, and

(2) Registration Statement (Form S-3 No. 333-225686) and related Prospectus;

of our report dated April 27, 2017, with respect to the consolidated financial statements and schedule of SEACOR Marine Holdings Inc. for the year ended December 31, 2016, included in this Annual Report (Form 10-K) of SEACOR Marine Holdings Inc. for the year ended December 31, 2018.

/s/ Ernst & Young LLP

Boca Raton, Florida
March 11, 2019